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                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


                                    State or Jurisdiction      Ownership
        Name                           of Incorporation        Percentage
        ----                        ---------------------      ----------

Vintage Gas, Inc.                   Oklahoma                       100
Vintage Marketing, Inc.             Oklahoma                       100
Vintage Pipeline, Inc.              Oklahoma                       100
Vintage Petroleum International,    Oklahoma                       100
 Inc.
Vintage Oil Argentina, Inc.         Cayman Islands                 100
Cadipsa S.A.                        Republic of Argentina           97
Vintage Petroleum Argentina, Inc.   Cayman Islands                 100
Vintage Petroleum Ecuador, Inc.     Cayman Islands                 100
Vintage Petroleum Boliviana, Ltd.   Bermuda                        100
VP Argentina, Inc.                  Cayman Islands                 100
Vintage Petroleum Yemen, Inc.       Cayman Islands                 100
Vintage Oil Ecuador, S.A.           France                         100